Exhibit 5.1

18 September 2026

Your Ref:
Our Ref: MAI:NMK:7160-01
Contact: Matt Ireland
Partner
mireland@steinpag.com.au

Alterity Therapeutics Limited
Level 15, 500 Collins Street
Melbourne VIC 3000
Australia

By Email

Dear Sir/Madam

ALTERITY THERAPEUTICS LIMITED – REGISTRATION STATEMENT ON FORM S-8 – OPINION OF STEINEPREIS PAGANIN

We have acted as Australian counsel for Alterity Therapeutics Limited (ACN 080 699 065), a corporation incorporated under the laws of Australia (the ***Company***), in connection with the registration statement on Form S-8 filed by the Company with the United States Securities and Exchange Commission (the ***SEC***) on 18 September 2026 (the ***Registration Statement***), under the United States Securities Act of 1933 (the ***Securities Act***) with respect to 21,750,886 fully paid ordinary shares of the Company, no par value per share (the ***Shares***), which includes the Shares underlying the American Depositary Shares (together with the Shares, the ***Securities***), delivered or to be delivered by the Company in connection with awards granted or to be granted under the Employee Incentive Securities Plan (the ***Rules***) to certain eligible participants in the Rules.

We are solicitors qualified to practice law in Western Australia, and we express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws of Western Australia and the laws of Australia applicable therein. This opinion is given only with respect to Australian law as currently applied and interpreted by the Australian courts by reference to decisions which have been officially reported as at the date of this opinion, and is governed by and construed in accordance with the laws of Australia. We express no opinion on matters of fact, or on tax law or international law.

1. DOCUMENTS

We have:

(a) reviewed the Registration Statement and the Rules; and

(b) reviewed, examined and relied upon the originals, or electronic or physical certified copies of:

(i) the constitution of the Company (the **Constitution**); and

(ii) public documents and any other certificates, approvals, instruments and documents as we have deemed relevant and necessary as the basis of the opinion set forth below,

(collectively, the **Documents**).

We have not reviewed any documents other than those referred to above and have not taken, and are not obliged to take, any steps to verify the assumptions contained in this opinion.

2. ASSUMPTIONS

In examining the Documents and for the purposes of this opinion, we have assumed:

(a) the genuineness of all signatures;

(b) the authenticity of all Documents submitted to us as originals;

(c) the conformity to original documents of all Documents submitted to us as copies, whether physical or electronic, and the authenticity of the originals of those copies and, where a Document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

(d) that all Documents submitted to us are true and complete;

(e) each natural person or entity signing any Document reviewed by us had the legal capacity and authority to do so and to perform his or her obligations thereunder;

(f) to the extent that the Company or its directors have the right to make elections or exercise discretions in the future in respect of allocations of Shares pursuant to the Rules, that such elections and/or discretions are properly authorised and made at the time; and

(g) all information provided to us, and any representations made to us by officers and employees of the Company in connection with this opinion are true, correct and complete as to questions of fact when provided and remain so at the date of this opinion, containing all information required, without us making any separate enquiry or investigation, in order for us to provide this opinion;

(h) the Constitution remains in full force and effect and is unamended;

(i) the Plan has been validly adopted and approved by the board of directors of the Company in accordance with the Constitution and the *Corporations Act 2001* (Cth);

(j) each Document remains accurate and, where applicable, has not been terminated and remains in full force and effect, and there have been no variations to any such document; and

(k) there is nothing under any law (other than Australian law) which would or might affect the opinions set out above.

3. OPINION

Based on the assumptions under section 2 of this letter and the review of the documents referred to in section 1, and subject to the qualifications under section 4 of this letter, we are of the opinion that:

(a) to the extent Shares will consist of newly issued ordinary shares of the Company, such Shares, when issued in accordance with the terms of the Rules, will be validly issued, fully paid and non-assessable; and

(b) to the extent Shares will consist of already issued ordinary shares of the Company, such Shares, when acquired, allocated, and duly registered in accordance with the terms of the Rules, will be validly issued, fully paid and non-assessable.

For the purpose of this opinion, the term "non-assessable", when used to describe the liability of a person as the registered holder of shares, has no clear meaning under the laws of Australia, so we have assumed those words to mean that, under the *Corporations Act 2001* (Cth), the Constitution, and any resolution taken under the Constitution approving the issue of the Shares, no holder of the Securities is liable, by reason solely of being a holder of Securities, for additional payments or calls for further funds by the Company or any creditor of the Company.

4. QUALIFICATIONS

This opinion is subject to the following qualifications:

(a) this opinion is limited to the laws of Australia as currently applied and interpreted by the Australian courts by reference to decisions which have been officially reported as at the date of this opinion and we do not express any opinion as to the effect of any other laws;

(b) this opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated;

(c) this opinion letter has been delivered on the date hereof based on the laws of Australia in effect on this date, and we undertake no, and disclaim any, duty to advise you regarding any changes in, or to otherwise communicate with you with respect to, the matters and opinion set forth herein;

(d) we express no opinion as to the enforceability of any Documents; and

(e) we express no opinion on matters of fact, or on tax law or international law.

5. CONSENT

We hereby consent to the filing of our opinion as an exhibit to the Registration Statement. In giving this consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

This opinion is given on 18 September 2026.

Yours faithfully,

Steinepreis Paganin

STEINEPREIS PAGANIN